UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): March 17, 2023

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	UAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective March 17, 2023, Jordan Bleznick was appointed to the board of directors (the “Board”) of CVR GP, LLC (the “Company”), the general partner of CVR Partners, LP (the “Partnership”), as its Chairman, as well as to the Board’s Compensation Committee and Special Committee (collectively, the “Committees”). Mr. Bleznick was affirmatively determined by the Board and the board of directors of CVR Energy, Inc. (“CVR Energy”) to be qualified to serve on the Board and its Committees.

Mr. Bleznick has been the Vice President/Taxes of Starfire Holding Corporation, a private holding company controlled by Carl C. Icahn, since 2002. He is the Chief Tax Counsel of Icahn Enterprises L.P. (“IEP”) and has been the Chief Tax Counsel for various other affiliates of Mr. Icahn since April 2002. Mr. Bleznick was previously a partner in the law firm of DLA Piper from March 2000 through March 2002, and was an associate and then a partner at the New York City law firm of Gordon Altman Weitzen Shalov and Wein from March 1984 until February 2000. Mr. Bleznick has been a director of Enzon Pharmaceuticals, Inc., a public acquisition vehicle, since August 2020. The Company and Enzon Pharmaceuticals, Inc. are each indirectly controlled by Carl C. Icahn. Mr. Bleznick has also been a director of various private companies indirectly controlled by Mr. Icahn including WestPoint Home LLC, a home textiles manufacturer, and American Entertainment Properties Corp., a holding company that indirectly owns a controlling interest in the Partnership’s affiliate, CVR Energy. Mr. Bleznick received a B.A. in Economics from the University of Cincinnati, a J.D. from The Ohio State University College of Law and a L.L.M. in Taxation from the New York University School of Law. Mr. Bleznick’s significant tax expertise and experience serving in key leadership roles with public entities, among other qualities, make him well qualified to serve as a member of the Board and its Committees.

Mr. Icahn indirectly owns approximately 71% of the common shares of CVR Energy. CVR Energy indirectly owns 100% of the Company and approximately 37% of the common units representing limited partner interests in the Partnership. Other than the foregoing, as of the date of his appointment, Mr. Bleznick is not a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K and there are no other arrangements or understandings between him and any other persons pursuant to which he was selected as a director. Mr. Bleznick will not receive compensation for his service on the Board or its Committees as long as he is employed by IEP or its affiliates.

Also on and effective March 17, 2023, David Willetts resigned from the Board and its Committees as a result of other board commitments. The resignation of Mr. Willetts from the Board and its Committees was not the result of any disagreements with the Company, the Partnership, CVR Energy or any of their directors, officers, or employees.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report:

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2023

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary